                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION             Filing fee:
                              (PURSUANT TO NRS 78)               Receipt #:
                                STATE OF NEVADA

July 15, 1998                  [SEAL OF NEVADA]

C1671598

                                STATE OF NEVADA
(For filing office use)       Secretary of State        (For filing office use)
_______________________________________________________________________________
   IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

NAME OF CORPORATION:           SEQUOIA DIGITAL CORP.
                    ___________________________________________________________

RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:   CORPORATION MAKERS, INC.
                        _______________________________________________________

Street Address:    1900 Sierra Oaks Lane          Las Vegas, Nevada       89134
               _________________________________________________________________
               Street No.   Street Name                City               Zip

SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 20,000,000 Par value .001
                                 __________           ____

Number of shares  without par value:_____________.

GOVERNING BOARD: shall be styled as (check one): [X] Directors ________ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (each additional pages if necessary):

Christopher Ruddy                   372 Great Neck Rd. Suite 457 Great Neck, NY
_______________________________     ____________________________________________
Name                                Address                      City/State/Zip
                                                                       11021

______________________________     ____________________________________________
Name                                Address                      City/State/Zip

PURPOSE (optional -- see reverse side): The purpose of the corporation shall be:

________________________________________________________________________________
OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 1.
                                                        ___

SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signature must be notarized.) (Attach additional pages if there are more than two Incorporators.)

CORPORATION MAKERS, INC.
_________________________________________   ___________________________________
Name (print)                                Name (print)

1900 Sierra Oaks Ln. Las Vegas, NV 89134
________________________________________    ___________________________________
Address                    City/State/Zip   Address               City/State/Zip

/s/ Sheryl Best
________________________________________    ___________________________________
Signature                                   Signature
                                            State of _________ County of_______
State of NEVADA County of CLARK
This instrument was acknowledged before      This instrument was acknowledged
me on 7-13, 1998, by                         before me on ___________ 19__, by

SHERYL BEST
________________________________________    ___________________________________
           Name of Person                              Name of Person

as RESIDENT AGENT                           as
________________________________________    ___________________________________
  (type of authority, e.g. president)       (type of authority, e.g. president)

of CORPORATION MAKERS, Inc.                 of
________________________________________    ___________________________________
   (name of party on behalf of whom          (name of party on behalf of whom
        instrument was executed)                  instrument was executed)


/s/ Michael T. Stricker
________________________________________    ___________________________________
     Notary Public Signature                      Notary Public Signature


     (affix notary stamp or seal)                (affix notary stamp or seal)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

Sheryl Best, CORPORATION MAKERS, Inc. hereby accepts appointment as Resident Agent for the above named corporation.

Sheryl Best                                            7-13-98
________________________________________    ___________________________________
Signature of Resident Agent                                              Date

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                             SEQUOIA DIGITAL CORP.
                           (Before Issuance of Stock)

No. C16715-98
-------------
 Dean Heller
DEAN HELLER, SECRETARY OF STATE


         Pursuant to the provisions of Nevada Revised Statutes, Chapter 78, the undersigned do hereby certify that:

         FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is Sequoia Digital Corp.

         SECOND: (a) The persons signing this Certificate of Amendment constitute at least two-thirds of the directors of this Corporation, which is hereinafter sometimes referred to as the "Corporation"; (b) the date of filing the original Articles of Incorporating of the Corporation with the Secretary of State of the State of Nevada is July 15, 1998; and (c) no stock of the Corporation has been issued to the date of this Certificate of Amendment.

         THIRD: Article 1 of the original Articles of Incorporation of the Corporation, which relate to the name of the Corporation, is hereby amended to read as follows:

         "1. NAME OF CORPORATION: Sequoia Digital Corporation."

         FOURTH: The amendment herein certified has been duly authorized by the undersigned, who constitutes at least two-thirds of the directors of the Corporation.

         Dated: October 1, 1998


                                       /s/ Christopher Ruddy
                                       ---------------------------------------
                                       Christopher Ruddy, Director


STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 16th day of October, 1998, by Christopher Ruddy, a Director of Sequoia Digital Corp., a Nevada corporation, on behalf of said corporation, who is personally known to me.

                                       /s/ Linda J. Rodgers
                                       ---------------------------------------
                                       Notary Public

                                                OFFICIAL NOTARY SEAL,
                                                  LINDA J. RODGERS
                                            NOTARY PUBLIC STATE OF FLORIDA
                                               COMMISSION NO. CC756641
                                           MY COMMISSION EXP. JULY 6, 2002

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                             SEQUOIA DIGITAL CORP.
                           (After Issuance of Stock)

                                 No. C16715-98
                                 -------------
                                  Dean Heller
                        DEAN HELLER, SECRETARY OF STATE

         Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

         FIRST: The name of the Corporation (the "Corporation") is Sequoia Digital Corp.

         SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on April 24, 1999:

                  RESOLVED, That it is advisable in the judgment of the Board of Directors of this Corporation that the name of the Corporation be changed and, that in order to accomplish same, a Certificate of Amendment of Certificate of Incorporation be amended to read as follows:

                  "FIRST: The name of the Corporation is NewsMax.Com, Inc."

                  FURTHER RESOLVED, That the foregoing proposed amendment shall be submitted to shareholders for the approving vote of at least a majority of the voting power by written consent or, if such majority written consent cannot be obtained in writing then, at a meeting duly called on notice in accordance with the requirements of the by-laws of the Corporation and the Nevada Revised Statutes, Title 7, Chapter 78.

         THIRD: The total number of outstanding shares having voting power in the corporation is 905,000 and the total number of votes entitled to be cast by the holders of outstanding shares is 905,000.

         FOURTH: Pursuant to Nevada Revised Statutes, Title 7, Section 78.320, the foregoing amendment to the Corporation's Articles of Incorporation was adopted by the holders of 500,000 shares, which represent 500,000 votes and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

         Dated: June 11, 1999


                                    /s/ Christopher Ruddy
                                    -------------------------------------------
                                    Christopher Ruddy, President and Secretary

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 11th day of June, 1999, by Christopher Ruddy, President and Secretary of Sequoia Digital Corporation, a Nevada corporation, on behalf of said corporation, who is personally known to me.

                                    /s/ Cheryl McCarthy         6/11/99
                                    -------------------------------------------
                                    Notary Public

                                CHERYL MCCARTHY
                              COMMISSION #CC754373
                             EXPIRES JUNE 25, 2002
                                 BONDED THROUGH
                          ADVANTAGE NOTARY OF FLORIDA

                                                       FILED No. C16715-98
                                                             -------------

                                                           JUL 31 2001

                                                        IN THE OFFICE OF
                                                           Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                               NEWSMAX.COM, INC.


         Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

         FIRST: The name of the Corporation (the "Corporation") is NewsMax.com, Inc.

         SECOND: The Board of Directors of the Corporation duly adopted the following resolution on June 12, 2001:

         RESOLVED, That the Company's name shall be changed to NewsMax Media, Inc. upon approval of the shareholders of the Company.

         THIRD: The total number of outstanding shares having voting power in the Corporation is 5,198,054 and the total number of votes entitled to be cast by the holders of outstanding shares is 5,198,054.

         FOURTH: Pursuant to Nevada Revised Statutes, title 7, Section 78.320, the following amendment to the Corporation's Articles of Incorporation was adopted by the holders of 3,751,732 shares, which represent 3,751,732 votes and which constitute at least a majority of the holders of shares having voting power.

         RESOLVED, That it is advisable that the name of the Corporation be changed and, that in order to accomplish same, a Certificate of Amendment of Incorporation by amended to read as follows:

                  "1. The name of the Corporation is NewsMax Media, Inc."

DATED: July 30, 2001

                                       /s/ Alvin A. Hirsch
                                       ------------------------------------
                                       Alvin A. Hirsch, Secretary

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 30th day of July, 2001 by Alvin A. Hirsch, Secretary of NewsMax.com, Inc., a Nevada corporation, on behalf of said corporation, who is personally known to me.


                                       /s/ Morna F. McGann
                                       ------------------------------------
                                               Notary Public

                                                       FILED No. C16715-98
                                                             -------------

                                                          SEP 28 2001

                                                        IN THE OFFICE OF
                                                           Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                              NEWSMAX MEDIA, INC.
         (Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

         Pursuant to the provisions of Nevada Revised Statutes 78.385 and 78.390, it is hereby certified that:

         FIRST: The name of the Corporation (the "Corporation") is NewsMax Media, Inc.

         SECOND: The Board of Directors of the Corporation duly adopted the following resolution on August 23, 2001:

         RESOLVED, that Article 3 of the Corporation's Articles of Incorporation be amended to read in its entirety as follows:

         "3. Shares

                  a. Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is Fifty
                  Million (50,000,000) Shares of all classes of stock, consisting of Forty Million (40,000,000) shares of common stock, par value $.001, and Ten Million (10,000,000) shares of preferred stock, par value $.001.

                  b. Common Stock. The holders of the common stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by the shareholders of the Corporation.

                  c. Preferred Stock. Preferred stock may be created and issued in one or more series. The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Nevada General Incorporation Law, before the issuance of any shares of such series, of a certificate of designation determining the terms of such series, which certificate need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same services shall be identical."

         THIRD: The total number of outstanding shares having voting power in the Corporation is 5,201,054, and the total number of votes entitled to be cast by the holders of outstanding shares is 5,201,054.

         FOURTH: Pursuant to Nevada Revised Statutes, Title 7, Section 78.320, the following amendment to the Corporation's Articles of Incorporation was adopted at Special Meeting of Shareholders of NewsMax Media, Inc. on September 18, 2001 by the holders of 3,208,292 shares, which represent 3,208,292 votes and which constitute at least a majority of the holders of shares having voting power:

         RESOLVED, that Article 3 of the Corporation's Articles of Incorporation be amended to read in its entirety as follows:

         "3. Shares.

                  d. Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue it Fifty Million (50,000,000) Shares of all classes of stock, consisting of Forty Million (40,000,000) shares of common stock, par value $.001, and Ten Million (10,000,000) shares of preferred stock, par value $.001.

                  e. Common Stock. The holders of the common stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by the shareholders of the Corporation.

                  f. Preferred Stock. Preferred stock may be created and issued in one or more series. The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Nevada General Incorporation Law, before the issuance of any shares of such series, of a certificate of designation determining the terms of such series, which certificate need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical."

DATED: September 20, 2001



                                       /s/ Christopher Ruddy, President
                                       ---------------------------------------
                                       Christopher Ruddy, President


                                       /s/ Alvin A. Hirsch
                                       ---------------------------------------
                                       Alvin A. Hirsch, Secretary


STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 20th day of September, 2001 by Christopher Ruddy, President, and Alvin A. Hirsch, Secretary, of NewsMax Media, Inc., a Nevada corporation, on behalf of said corporation, who are personally known to me.


                                                 Morna F. McGann
                                       ---------------------------------------
                                                  Notary Public




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